r77q1e.txt

SUPPLEMENT TO
INVESTMENT MANAGEMENT AGREEMENT

PIMCO ETF Trust
650 Newport Center Drive
Newport Beach, California 92660

August 12, 2014

Pacific Investment Management Company LLC
650 Newport Center Drive
Newport Beach, California 92660

RE: 	PIMCO Foreign Bond Active Exchange-Traded Fund
	(U.S. Dollar-Hedged), PIMCO Fundamental
	IndexPLUS(r) AR Active Exchange-Traded Fund,
	PIMCO International Fundamental IndexPLUS(r) AR
	Strategy Active Exchange-Traded Fund and PIMCO
	Low Duration Investment Grade Corporate Bond
	Active Exchange-Traded Fund (each a "Fund," and collectively, the "Funds")


Dear Sirs:

As provided in the Investment Management Agreement between PIMCO ETF Trust (the "Trust") and Pacific
Investment Management Company LLC ("PIMCO"), dated
April 24, 2009 (the "Agreement"), the parties may amend the Agreement to add additional series of the Trust, under the same terms and conditions as set forth in the Agreement, and at a fee rate set forth in Schedule A to the Agreement, as may be amended from time to time.
The Trust and PIMCO hereby agree to amend the Agreement as of the date hereof to add the Funds to Schedule A. The current Schedule A is replaced with the new Schedule A attached hereto.

Schedule A

Schedule to Investment Management Agreement
PIMCO ETF Trust
As of August 12, 2014

Investment Management Fee Rates (%)

Fund								Fee#
-------------------------------------------------------		------
PIMCO 0-1 Year U.S. Treasury Index Exchange-Traded Fund		0.15
PIMCO 0-5 Year High Yield Corporate Bond Index
Exchange-Traded Fund						0.55
PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund		0.15
PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund		0.20
PIMCO 3-7 Year U.S. Treasury Index Exchange-Traded Fund		0.15
PIMCO 7-15 Year U.S. Treasury Index Exchange-Traded Fund	0.15
PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund		0.20
PIMCO 25+ Year Zero Coupon U.S. Treasury Index
  Exchange-Traded Fund						0.15
PIMCO Australia Bond Index Exchange-Traded Fund			0.45
PIMCO Banking Sector Corporate Bond Index Fund			0.40
PIMCO Broad U.S. TIPS Index Exchange-Traded Fund		0.20
PIMCO Build America Bond Exchange-Traded Fund			0.45
PIMCO Canada Bond Index Exchange-Traded Fund			0.45
PIMCO Diversified Income Exchange-Traded Fund			0.85
PIMCO Enhanced Short Maturity Exchange-Traded Fund		0.35
PIMCO Foreign Bond Active Exchange-Traded
  Fund (U.S. Dollar-Hedged)					0.60
PIMCO Foreign Currency Strategy Exchange-Traded Fund		0.65
PIMCO Fundamental IndexPLUS(r) AR Active
  Exchange-Traded Fund						0.89
PIMCO Germany Bond Index Exchange-Traded Fund			0.45
PIMCO Global Advantage(r) Inflation-Linked Bond
  Exchange-Traded Fund						0.60
PIMCO Government Limited Maturity Exchange-Traded Fund		0.25
PIMCO High Yield Corporate Bond Index Exchange-Traded Fund 	0.55
PIMCO Intermediate Municipal Bond Exchange-Traded Fund		0.35
PIMCO International Fundamental IndexPLUS(r) AR
  Strategy Active Exchange-Traded Fund				0.92
PIMCO Investment Grade Corporate Bond Index
  Exchange-Traded Fund						0.20
PIMCO Low Duration Exchange-Traded Fund				0.55
PIMCO Low Duration Investment Grade Corporate
  Bond Active Exchange-Traded Fund				0.60
PIMCO Prime Limited Maturity Exchange-Traded Fund		0.25
PIMCO Real Return Exchange-Traded Fund 				0.55
PIMCO Short Term Municipal Bond Exchange-Traded Fund		0.35
PIMCO Total Return Exchange-Traded Fund				0.55


#	Each Fund may invest in shares of PIMCO Funds: Private Account
Portfolio Series Short-Term Floating NAV Portfolio and PIMCO Funds:
Private Account Portfolio Series Short-Term Floating NAV Portfolio III, each series of PIMCO Funds (the "PAPS Short-Term Floating NAV Portfolios"). The PAPS Short-Term Floating NAV Portfolios are offered only to series of the Trust (each an "Investing Fund") or other series of registered investment companies for which PIMCO serves as investment adviser. The PAPS Short-Term Floating NAV Portfolios, and their wholly-owned subsidiaries (if any), do not pay an investment advisory fee to PIMCO. By investing in the PAPS Short-Term Floating NAV
Portfolios, each Investing Fund agrees that 0.01% of the fee that each Investing Fund is currently obligated to pay PIMCO, as indicated on this Schedule A, will be designated as compensation for the investment advisory services PIMCO provides to the PAPS Short-Term Floating
NAV Portfolios, and their wholly-owned subsidiaries (if any), under the investment advisory contract with PIMCO.


	If the foregoing correctly sets forth the Agreement between the Trust and PIMCO, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.



						Very truly yours,

						PIMCO ETF TRUST


						By:/S/ Henrik Larsen
 						Title: Vice President




ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC


By:/s/ Peter Strelow
Title: Managing Director

PIMCO FUNDS, on behalf of its series Private Account Portfolio
Series Short-Term Floating NAV Portfolio


By:/s/ Henrik Larsen
Title: Vice President